EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form No. 333-84842), pertaining to the Republic Bancorp Inc. Tax-Deferred Savings Plan and Trust of our report dated June 24, 2005, with respect to the financial statements and supplemental schedules of the Republic Bancorp Inc. Tax-Deferred Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Detroit, Michigan
June 24, 2005